EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Peck, President of First Trust Hedged Strategies Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended September 30, 2023 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Michael Peck

Michael Peck

President and Principal Executive Officer

December 8, 2023

I, Chad Eisenberg, Treasurer of First Trust Hedged Strategies Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended September 30, 2023 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Chad Eisenberg

Chad Eisenberg

Treasurer and Principal Financial Officer

December 8, 2023

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.